PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Exhibit 10.10

MASCOMA - DARTMOUTH EXCLUSIVE LICENSE AGREEMENT

This Agreement, effective this 10th day of July 2006, between the TRUSTEES OF DARTMOUTH COLLEGE, a non-profit educational and research institution existing under the laws of the State of New Hampshire, and being located at Hanover, New Hampshire 03755, hereinafter called Dartmouth, and MASCOMA CORPORATION, a corporation of the State of Delaware, with a principal place of business at 161 First Street, 2nd Floor East, Cambridge, Massachusetts 02142, hereinafter called Company.

WHEREAS, Dartmouth, under the direction of principal investigator Lee Lynd, Ph.D. has developed bioreactors and biological and chemical processes for conversion of biomass into ethanol and other commodity products; and

WHEREAS, Dartmouth represents that it has the right to grant licenses granted in this agreement; and

WHEREAS, Company wishes to obtain a license under the terms and conditions hereinafter set forth, and to use its expertise and resources to manufacture and market the technology;

NOW THEREFORE, in consideration of the premises and the mutual promises herein contained, IT IS AGREED:

ARTICLE I. Definitions

Section 1.01 Dartmouth Know-How. “Dartmouth Know-How” shall mean the ideas, methods, characterizations and techniques developed by Dr. Lynd at Dartmouth before the Effective Date which are necessary for practicing Dartmouth Patent Rights or any other activity within the Fieldand the ideas, methods, characterizations and techniques developed at Dartmouth after the Effective Date developed under the sponsored research agreement between Dartmouth and the Company (the “Sponsored Research Agreement”). The Know-How shall include, but not be limited to, techniques and processes for transformation of microorganisms for the production of ethanol, technology related to the pretreatment of cellulose substrates for ethanol production, thermophilic simultaneous saccharization and fermentation and the process of converting paper sludge and other biomass wastes into ethanol.

Section 1.02 Dartmouth Patent Rights. “Dartmouth Patent Rights” shall mean all of the patents and patent applications which are listed in Attachment A hereto or which contain one or more claims based on Dartmouth Know-How and any United States or Foreign Patents issuing therefrom, and any continuations, continuations-in-part, divisions, reissues, reexaminations or extensions thereof. Dartmouth and the Company shall amend Attachment A hereto from time to time to include any intellectual property subject to this Agreement.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Section 1.03 Licensed Methods. “Licensed Methods” shall mean any methods or processes covered by or practiced, in whole or in part, by the use of Dartmouth Patent Rights or by the use of Dartmouth Know-How.

Section 1.04 Field. The “Field” of this Agreement shall mean production of ethanol and other commodity products from plant biomass and biologically-based waste streams. The Field specifically includes Consolidated Bioprocessing, or CBP. The Field does not include Excluded Intellectual Property, as defined below.

Section 1.05 Territory. The “Territory” shall mean the world.

Section 1.06 Excluded Intellectual Property. “Excluded Intellectual Property” shall mean intellectual property solely related to: i) development of yeast for consolidated bioprocessing resulting from the collaboration between Dartmouth and the University of Stellenbosch, South Africa and subject to the Interinstitutional Agreement between Dartmouth College and University of Stellenbosch, dated January 3, 2006; ii) development of Clostridium thermocellum for consolidated bioprocessing resulting from the activities of Advanced Bioconversion Technologies, Inc., provided that said activities are not claimed in the US provisional patent application, Serial No. 60/731,674; and iii) process improvements for AFEX pretreatment, subject to the Interinstitutional Agreement between Dartmouth College and Michigan State University, dated August 1, 2005.

Section 1.07 Agreement. “Agreement” shall mean this License Agreement.

Section 1.08 Effective Date. “Effective Date” shall mean the date first written above and shall be the Effective Date of this Agreement.

Section 1.09 License Year. The “First License Year” shall mean the period commencing on the Effective Date and ending one year thereafter. The second and all subsequent “License Years” shall commence on July 10 of any year thereafter, provided that this Agreement is still in effect on such date, and end on July 10 of the following year.

Section 1.10 Subsidiary. “Subsidiary” shall mean a legal entity at least 50% of the voting stock of which is owned directly or indirectly by Company.

ARTICLE II. Grant

Section 2.01 License Grant. Dartmouth hereby grants to Company and its Subsidiaries an exclusive, worldwide, license under Dartmouth Know-How and Dartmouth Patent Rights to make, have made, use and have used, sell and have sold products manufactured using Licensed Methods, and otherwise to exploit Dartmouth Know-How and Dartmouth Patent Rights, in the Field in the Territory

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

(the “Grant”). Notwithstanding the foregoing, the Grant shall not include Excluded Intellectual Property and Dartmouth expressly reserves a non-transferable royalty-free right to use the Dartmouth Patent Rights and Dartmouth Know-How in the Field itself, including use by its faculty, staff and researchers, for internal educational and research purposes only. Company agrees during the period of exclusivity of this license in the United States that any product manufactured using a Licensed Method produced for sale in the United States will be manufactured substantially in the United States. Dartmouth agrees to cooperate with Company to obtain a waiver of such manufacturing requirements if applicable.

Section 2.02 Sublicenses. Company shall have the right to grant sublicenses to third parties under Dartmouth Know-How and Dartmouth Patent Rights to make, have made, use and have used, sell and have sold products manufactured using Licensed Methods, provided that such sublicenses shall be in writing and expressly subject to the terms of this Agreement. Dartmouth shall receive copies of all such sublicenses. Company agrees that the terms and conditions of each sublicense shall not be in violation of the terms and conditions of this Agreement. Upon termination of this Agreement, any such sublicenses will revert directly to Dartmouth.

Section 2.03 Patents. Company shall reimburse Dartmouth for $89,108.36 that Dartmouth has incurred for the preparation, filing, prosecution and maintenance of Dartmouth Patent Rights as of the Effective Date, as follows: 50% shall be paid within 45 days from the date of Dartmouth’s invoice and 50% shall be payable on the first anniversary of the Effective Date. Dartmouth shall control all future preparation, filing, prosecution and maintenance of Dartmouth Patent Rights (“Patent Maintenance”). While this Agreement is in effect, however, Dartmouth agrees to engage counsel to apply for, seek prompt issuance of, and maintain, the Dartmouth Patent Rights in the United States and foreign countries as requested by Company. Dartmouth will periodically keep Company informed of the status of the preparation, filing, prosecution and maintenance activities of its counsel and Company will cooperate with Dartmouth in connection with such activities. Company shall reimburse Dartmouth for all future expenses in connection with Patent Maintenance. Late payments shall be subject to an interest charge of one and a half percent (11/2%) per month. Company shall have the right to review Dartmouth patent filings and to recommend additions or deletions to such filings (“Company Edits”). Dartmouth shall incorporate all Company Edits into its patent applications unless Dartmouth’s patent counsel finds such Edits to be unreasonable If Company chooses to discontinue prosecution or maintenance of any patent or patent application, which is a subject of Dartmouth Patent Rights, it will so inform Dartmouth within a reasonable time before implementation of such decision. Dartmouth then shall have the right to prosecute or maintain such patent or patent application on its own and at its own expense, in which case the license to Company to such patent will terminate. Company shall notify Dartmouth at least three (3) months before a National Phase deadline whether it will support the filing of patent applications in particular foreign countries. If Company decides not to support the filing or maintaining of an application in a particular country, Dartmouth reserves the right to file or maintain such application on its own, in which case the

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license to Company in the particular country will terminate. Dartmouth agrees that it will not cease prosecution or maintenance of any patent or patent application so long as MASCOMA is reimbursing Dartmouth for the expenses of Patent Maintenance with respect to such patent or patent application in accordance with this Agreement.

ARTICLE III.

Disclosure of Invention, Confidentiality and Representations

Section 3.01 Disclosure of Invention. Dartmouth agrees to deliver and to disclose to duly authorized representatives of Company promptly after the Effective Date of this Agreement all proprietary technical data, manufactures, methods, processes, including, without limitation, the technology, and other information and specifications relating to or constituting Dartmouth Know-How.

Section 3.02 Mutual Confidentiality. Company and Dartmouth realize that some information received by one party from the other pursuant to this Agreement shall be confidential. It is therefore agreed that any information received by one party from the other, and clearly designated in writing as “CONFIDENTIAL” at the time of transfer, shall not be disclosed by either party to any third party and shall not be used by either party for purposes other than those contemplated by this Agreement for a period of three (3) years from the termination of the Agreement, unless or until —

(a) said information shall become known to third parties not under any obligation of confidentiality to the disclosing party, or shall become publicly known through no fault of the receiving party, or

(b) said information was already in the receiving party’s possession prior to the disclosure of said information to the receiving party, except in cases when the information has been covered by a preexisting confidentiality agreement, or

(c) said information shall be subsequently disclosed to the receiving party by a third party not under any obligation of confidentiality to the disclosing party, or

(d) said information is approved for disclosure by prior written consent of the disclosing party, or

(e) said information is independently developed by receiving party or its representatives entirely without reference to information received from the disclosing party and marked confidential, or

(f) said information is required to be disclosed by court order or governmental law or regulation, provided that the receiving party gives the disclosing party prompt notice of any such requirement and cooperates with the disclosing party in attempting to limit such disclosure.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Section 3.03 Corporate Action. Dartmouth and Company each represent and warrant to the other party that they have full power and authority to enter into this Agreement and carry out the transactions contemplated hereby, and that all necessary corporate action had been duly taken in this regard.

ARTICLE IV. Due Diligence

Section 4.01 Milestones. Company has represented to Dartmouth, to induce Dartmouth to issue this license, that it will commit itself to a diligent program of exploiting the Licensed Methods so that public utilization will result therefrom. As evidence thereof, Company shall adhere to the following milestones:

(a)

1st Milestone: Company will make cumulative research and development expenditures (“R&D Expenditures”) of [***] within the Field by December 31, 2006, provided that “R&D Expenditures” as used throughout this Agreement shall mean all funds spent on activities related to the research and development of technology including, without limitation, payment of salaries to research scientists, supervisors and all personnel who spend a majority of their time on matters related to technology research or development efforts, overhead payments related to research, payments to secure equipment or materials directly related to technology research or development and payments made to Dartmouth under a sponsored research agreement;

(b)

2nd Milestone: Company shall have constructed its first cellulosic biomass to ethanol plant and successfully produced in excess of 400 gallons per day from such plant or, in the alternative, Company shall have made cumulative R&D Expenditures of [***] within the Field by December 31, 2007;

(c)	3rd Milestone: Company shall have made cumulative R&D Expenditures of [***] within the Field by December 31, 2008.

It is acknowledged that if the above milestones are not accomplished by the specified dates, the license shall terminate unless payments in the amount of $50,000 are made to Dartmouth within thirty (30) days of the date for a particular milestone in the above schedule.

Section 4.02 Capitalization. As a precondition to the execution of this Agreement, Company has received outside financing in an amount equal to or greater than $4 million.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

ARTICLE V. Payments, Records and Reports

Section 5.01 Payments. For the rights and privileges granted under this license, Company shall pay to Dartmouth:

(a) beginning with the First License Year, an annual license maintenance fee of [***] payable by the end of each License Year (the “License Maintenance Fee”). It is agreed that the License Maintenance Fee shall be waived for any License Year in which Company provides Dartmouth with at least [***] in sponsored research payments, which amount includes overhead costs; and

(b) Dartmouth will receive 400,000 shares of Company’s common stock (“Dartmouth Shares”), which represents a 4% ownership stake in Company after the initial round of outside financing in which 50% of the voting stock of Company on a fully-diluted, fully-issued basis was acquired for $4 million, said shares shall retain weighted-average anti-dilution protection until such time that the Company has raised $4 million in addition to the funds already raised by the company to date, as described in a Stock Purchase Agreement between Company and Dartmouth enclosed herewith as Attachment B (the “Stock Purchase Agreement”).

Beginning on the fifth anniversary of the Effective Date and thereafter, Dartmouth will have a right to put such common stock to the Company, if the Company is not then a publicly-traded company, at its then fair market value as set forth in the Stock Purchase Agreement.

Section 5.02 Reports. Within sixty (60) days after the close of each License Year, Company shall render to Dartmouth written annual reports which shall include, but not be limited to: reports of progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during preceding twelve (12) months as well as plans for coming year. Company shall also provide any reasonable additional data Dartmouth requires to evaluate Company’s performance.

ARTICLE VI. Technical Assistance and Commercial Development

Section 6.01 Technical Assistance. Throughout the term of the Agreement, Dartmouth agrees to permit Company and its designees to consult with Dartmouth’s employees and agents regarding developments and enhancements made subsequent to the Effective Date relating to the Licensed Methods, Dartmouth Patent Rights and Dartmouth Know-How at such times and places as may be mutually agreed upon; provided that Company agrees to make suitable arrangements with, and to compensate the Dartmouth employees and agents for such consultation.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Section 6.02 Name. Company shall not use and shall not permit to be used by any other person or entity the name of Dartmouth nor any adaptation thereof, or the name of Dartmouth’s employees, in any advertising, promotional or sales literature, or for any other purpose without prior written permission of Dartmouth, except that Company may state that it is licensed by Dartmouth under Dartmouth Know-How and Dartmouth Patent Rights.

ARTICLE VII. Indemnity, Insurance, Disclaimers

Section 7.01 Indemnity. Company shall defend and indemnify and hold Dartmouth and its trustees, officers, agents and employees (the “Indemnitees”) harmless from any judgments and other liabilities based upon claims or causes of action against Dartmouth or its employees which arise out of alleged negligence in the development, manufacture or sale of products manufactured using Licensed Methods by Company, its Subsidiaries and sublicensees, or from the use by the end users, Company, its Subsidiaries and sublicensees and of Licensed Methods or products manufactured using Licensed Methods by the Company, its Subsidiaries and sublicensees, except to the extent that such judgments or liabilities arise in whole or in part from the gross negligence or willful misconduct of Dartmouth or its employees, provided that Dartmouth promptly notifies Company of any such claim coming to its attention and that it cooperates with Company in the defense of such claim. If any such claims or causes of action are made, Dartmouth shall be defended by counsel to Company, subject to Dartmouth’s approval, which shall not be unreasonably withheld. Dartmouth reserves the right to be represented by its own counsel at its own expense.

Section 7.02 Insurance. At such time as any product, process, service relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Company or by a sublicensee, Subsidiary or agent of Company, Company shall at its sole cost and expense, procure and maintain comprehensive general liability insurance in amounts not less than $2,000,000 per incident and naming the Indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Company’s indemnification under this Agreement. If Company elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to Dartmouth. Such insurance will be considered primary as to any other valid and collectible insurance, but only as to acts of the named insured. The minimum amounts of insurance coverage required shall not be construed to create a limit of Company’s liability with respect to its indemnification under this Agreement.

Company shall provide Dartmouth with written evidence of such insurance upon request of Dartmouth. Company shall provide Dartmouth with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance; if Company does not obtain replacement insurance providing comparable coverage within such thirty (30) day period, Dartmouth shall have the right to terminate this Agreement effective at the end of such thirty (30) day period without notice or any additional waiting periods.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Company shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (I) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold by Company or by a sublicensee, Subsidiary or agent of Company and (ii) a reasonable period after the period referred to in (i) above which in no event shall be less than three (3) years.

Section 7.03 Disclaimer. Nothing contained in this Agreement shall be construed as:

(a) a warranty or representation by Dartmouth as to the validity or scope of any Patent Rights;

(b) a warranty or representation that Licensed Methods or any products manufactured using Licensed Methods, will be free from infringement of patents or copyrights of third parties, except that Dartmouth represents that it has no knowledge of any existing issued patents or copyrights which might be infringed;

(c) except as provided in Section 7.01, an agreement to defend against actions or suits of any nature brought by any third parties, including, without limitation, Company’s commitment to defend Dartmouth Patent Rights.

DARTMOUTH MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO THE

MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF

LICENSED METHODS OR PRODUCTS MANUFACTURED USING LICENSED

METHODS

ARTICLE VIII. Infringement Matters

Section 8.01 Infringement by Third Parties. Each party shall inform the other promptly in writing of any alleged infringement of the Dartmouth Patent Rights by a third party, including all details then available. Company shall have the right, but shall not be obligated, to prosecute at its own expense any such infringement. If Company decides to commence proceedings, Company shall be responsible for any legal costs incurred and will be entitled to retain any damages recovered, subject to 4% payments to Dartmouth after recovery of Company’s litigation expenditures. Should Company decide not to commence proceedings, Dartmouth shall be entitled to do so, in which event Dartmouth shall be responsible for all legal costs incurred, without recourse to Company and will be entitled to retain any damages recovered. In any action to enforce Dartmouth Patent Rights, either party, at the request and expense of the other party, shall cooperate to the fullest extent reasonably possible. Company may not settle any infringement action in any way detrimental to Dartmouth Patent Rights without the express written consent of Dartmouth.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

ARTICLE IX. Duration and Termination

Section 9.01 Term. This Agreement shall become effective upon the date first written above, and unless sooner terminated in accordance with any of the provisions herein, shall remain in full force during the life of the last to expire patents under Dartmouth Patent Rights contemplated by this Agreement in the last to expire territory. If mutually desired, the parties may negotiate for an extension of this license. Upon the termination of the Agreement Company shall have the right to sell the remainder on hand of the products manufactured using Licensed Methods.

Section 9.02 Termination - Breach. In the event that either party defaults or breaches any of the provisions of this Agreement, the other party shall have the right to terminate this Agreement by giving written notice to the defaulting party, provided, however, that if the said defaulting party cures said default within sixty (60) days after said notice shall have been given, this Agreement shall continue in full force and effect. The failure on the part of either of the parties hereto to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right nor operate to bar the exercise or enforcement thereof at any time or times thereafter. Sublicenses granted by Company pursuant to Section 2.02 shall survive termination of this Agreement and shall revert directly to Dartmouth.

Section 9.03 Bankruptcy. The Agreement shall terminate in the event that Company shall: (a) make an assignment for the benefit of creditors, (b) have a petition in bankruptcy filed for or against it, (c) take corporate action to authorize its liquidation or dissolution or (d) admit its general inability to pay its debts as they come due.

Section 9.04 Prior Obligations and Survivability. Termination of this Agreement for any reason shall not release either party from any obligation theretofore accrued. Sections 3.02, 5.01 (5.01 (a) only as to License Maintenance Fees that accrued prior to termination), 5.02, 7.01 – 7.03, 10.01 – 10.09 shall survive the termination of this Agreement.

ARTICLE X. Miscellaneous

Section 10.01 Governing Law. This Agreement shall be construed, governed, interpreted and enforced according to the substantive laws of the State of New Hampshire without regard to its principles of conflicts of laws.

Section 10.02 Notices. Any notice or communication required or permitted to be given by either party hereunder, shall be deemed sufficiently given, if mailed by certified mail, return receipt requested, and addressed to the party to whom notice is given as follows:

If to Company, to:

Colin South, President

Mascoma Corporation

161 First Street, 2nd Floor East

Cambridge, MA 02142

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with a copy, which copy

shall not constitute notice, to:

Peter M. Rosenblum, Esq.

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

If to Dartmouth, to:

Alla Kan

Director

Technology Transfer Office

Dartmouth College

11 Rope Ferry Road

Hanover, NH 03755

Section 10.03. Assignment. Neither party shall assign or transfer this Agreement without the express prior written consent of the other; provided however that this Agreement and any rights or obligations hereunder may be assigned by Company, without such consent, in whole or in part, in connection with the transfer of all or substantially all of its business or assets pertaining to the Dartmouth Patent Rights licensed hereunder to the acquiring party or in the event of its merger or consolidation with that acquiring party, if and only if the assignee shall assume all obligations of Company under this Agreement, and thereafter the Agreement shall inure to the benefit of such acquiring party as fully as if it were Company; and provided however that at any time all or any part of the securities of Company may be sold or otherwise transferred to any person or entity and this Agreement and Company’s rights hereunder shall survive such sale or transfer.

Section 10.04 Entire Agreement. This Agreement represents the entire Agreement between the parties as of the effective date hereof, and may only be subsequently altered or modified by an instrument in writing. This Agreement cancels and supersedes any and all prior oral or written agreements between the parties which relate to the subject matter of this Agreement including, without limitation, that certain Confidentiality Agreement between the parties dated October 24, 2005 and that certain Term Sheet for License Agreement between the parties dated January 3, 2006.

Section 10.05 Mediation and Arbitration. Both parties agree that they shall attempt to resolve any dispute arising from this Agreement through mediation. Both parties agree that at least one employee, capable of negotiating an

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agreement on behalf of his employer, shall, within three weeks of receipt of written notification of a dispute, meet with at least one employee of the other party who is also capable of negotiating an agreement on behalf of his employer. If no agreement can be reached, both parties agree to meet again within a four week period after the initial meeting to negotiate in good faith to resolve the dispute. If no agreement can be reached after this second meeting, both parties agree to submit the dispute to binding arbitration under the Rules (the “Rules”) of the American Arbitration Association (“the Association”) before a single arbitrator.

Section 10.06 Waiver. A failure by one of the parties to this Agreement to assert its rights for or upon any breach or default of this Agreement shall not be deemed a waiver of such rights nor shall any such waiver be implied from acceptance of any payment. No such failure or waiver in writing by any one of the parties hereto with respect to any rights, shall extend to or affect any subsequent breach or impair any right consequent thereon.

Section 10.07 Severability. The parties agree that it is the intention of neither party to violate any public policy, statutory or common laws, and governmental or supranational regulations; that if any sentence, paragraph, clause or combination of the same is in violation of any applicable law or regulation, or is unenforceable or void for any reason whatsoever, such sentence, paragraph, clause or combinations of the same shall be inoperative and the remainder of the Agreement shall remain binding upon the parties.

Section 10.08 Marking. Company agrees to mark, in accordance with 35 U.S.C. § 287(a), products manufactured using Licensed Methods in the United States with all applicable U.S. and state Trademarks, and U.S. Patent numbers.

Section 10.09 Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

Section 10.10 Counterparts, Facsimiles. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Facsimile transmission of execution copies or signature pages for this Agreement shall be legal, valid and binding execution and delivery for all purposes.

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, the day and year herein written.

THE TRUSTEES OF DARTMOUTH COLLEGE

By	/s/ Alla Kan
Name	Alla Kan, Director
Title	Technology Transfer Office

Date	7/10/06

MASCOMA CORPORATION

By	/s/ Colin South
Colin South President

Date	7/15/06

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PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

ATTACHMENT A

1. Lynd, Lee, Colin South. Continuous process for making ethanol. U.S. Patent No. 5,837,506. Issued November 17, 1998;

2. Lynd, L.R., G. Spieles, and D.A. Hogsett. A Continuous Process for Ethanol Production from Lignocellulosic Materials without Mechanical Agitation. U.S. Patent No. 5,258,293. Issued November 2, 1993;

3. Lynd, L.R., Shaw, A.J., Desai, S. G., Tyurin, M.V. Provisional Patent Application Serial No. 60/731,674 filed October 31, 2005 entitled: Thermophilic Organisms for Conversion of Lignocellulosic Biomass to Ethanol;

4. Lynd, L.R., Zhang Y.P. Provisional Patent Application Serial No. 60/705,985 filed August 5, 2005 entitled: Method and Apparatus for Saccharide Precipitation From Pretreated Lignocellulosic Materials;

5. Lynd, L.R., Sullivan, C.R. Provisional Patent No. 60/568,756 filed May 6, 2004 entitled: Use of Induced Oscillations to Achieve High Efficiency Transformation of Difficult to Transform Bacteria Converted to PCT application on May 6, 2005 entitled: Method and Apparatus for Bacterial Transformation by Electroportation With Waveforms Incorporating Pulsed RF Between 3 and 125 MHz; PCT/US05/016205;

6. Lynd, L.R., Fan, Z., McBride, J. Provisional Patent No. 60/574,147 filed May 25, 2004 entitled: Analysis of Selection-Based Strain Improvements for Microorganisms with Growth Dependent Upon Extracytoplasmic Enzymes. Converted to PCT application on May 25, 2005 entitled: Selection of Microorganisms with Growth Dependent Upon Extracytoplasmic Enzymes; PCT/US05/018430;

7. Lynd, L.R., Fan, Z., Shao, X. Provisional Patent No. 60/569,346 filed May 7, 2004 entitled: Lower Cellulase Requirements for Biomass Cellulose Hydrolysis and Fermentation. Converted to Regular US application on May 9, 2005 entitled: Lower Cellulase Requirements for Biomass Cellulose Hydrolysis and Fermentation; Serial No. 11/124,941.

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